CONSENT OF INDEPENDENT AUDITORS




TO THE BOARD OF DIRECTORS AND SHAREHOLDERS

MUTUAL RISK MANAGEMENT LTD.



We consent to the reference to our Firm under the caption "Experts" in the Registration Statement on Form S-3 dated August 27, 1996 of Mutual Risk Management Ltd., pertaining to the registration of 36,214 shares of its common stock, and to the incorporation by reference of our report dated February 19, 1996, with respect to the consolidated financial statements of Mutual Risk Management Ltd. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, and of our report dated March 20, 1996, with respect to the financial statement schedules of Mutual Risk Management Ltd. included in its Annual Report (Form 10-K) for the year ended December 31, 1995.
                                [GRAPHIC OMITTED]


                                                       /s/ Ernst & Young
                                                       -----------------

Hamilton, Bermuda
August 27, 1996